ITEM 77K FEDERATED SHORT-TERM GOVERNMENT TRUST
CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

On May 19, 1999, the Trust's Board of Trustees, upon the recommendation of the Audit Committee of the Board of Trustees, requested and subsequently accepted the resignation of Arthur Anderson LLP ("AA") as the Trust's independent auditors. AA's reports on the Trust's financial statements for the fiscal years ended December 1998 and December 1997, contained no adverse opinion or disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During the Trust's fiscal years ended December 1998 and December 1997, (i) therewere no disagreements with AA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure,which disagreements, if not resolved to the satisfaction of AA, would havecaused it to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years, and (ii) there were no reportable events of the kind in Item
304(a)(1)(v)of Regulation S-K under the Securities Exchange Act of 1934, as amended.

The Trust by action of its Board of Trustees, upon the recommendation of the Audit Committee of the Board, has engaged Ernst & Young LLP ("E & Y") as the independent auditors to audit the Trust's financial statements for the fiscal year ending December 31, 1999. During the Trust's fiscal years ended December 1998 and December 1997, neither the Trust or anyone on its behalf has consulted E&Y on items which (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Trust's financial statements or (ii) concerned the subject of a disagreement ( as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) of reportable events ( as described in paragraph (a)(1)
(v) of said Item 304).

MONEY MARKET MANAGEMENT

ITEM 77M
MERGERS

Pursuant to the Securities Act of 1933, as amended, and the General Rulesand Regulations thereunder, a Registration Statement on Form N-14 (SEC File No. 2-49591) was filed on September 22, 1999, and amended on October 12, 1999. This filing relates to an Agreement and Plan of Reorganization between Money Market Obligations Trust (the "Trust"), on behalf of its series, Money Market Management, Inc. (the "New Fund") andMoney Market Managment (the "Former Fund") whereby the New Fund acquired all of the assets of the Former Fund in exchange for shares of the New Fund to be distributed pro rata by the Trust to its shareholders in complete liquidation and termination of the Former Fund. As a result, effective February 1, 2000, each shareholder of the Trust became the owner of New Fund shares having a total net asset value equal to the total net asset value of his or her holdings in the Trust.

The Agreement and Plan of Reorganization providing for the transfer of the assets of the Trust to the New Fund was approved by the Board of Trustees at their Regular Meeting held on May 18, 1999, and was also approved by shareholders at a Special Meeting of Shareholders of the New
Fund held on November 30, 1999.

The Agreement and Plan of Reorganization concerning this acquisition is hereby incorporated by reference from the definitive Prospectus/Proxy Statement filed on October 12, 1999.


Exhibit 77 Q

MONEY MARKET OBLIGATIONS TRUST

Amendment No. 14
DECLARATION OF TRUST
dated October 3, 1988


This Declaration of Trust is amended as follows:

	Strike the first paragraph of Section 5 of Article III from the Declaration of Trust and substitute in its place the following:


	"Section 5.  Establishment and Designation of Series or Class."


	Without limiting the authority of the Trustees set forth herein, to establish and designate any additional series or class or to modify the rights or preferences of any existing series or class, the series and classes have been established and designated as:

Alabama Municipal Cash Trust

Arizona Municipal Cash Trust
Institutional Service Shares

Automated Cash Management Trust
Cash II Shares
Institutional Service Shares

Automated Government Cash Reserves

Automated Government Money Trust

Automated Treasury Cash Reserves

California Municipal Cash Trust
Institutional Service Shares
Institutional Shares

Connecticut Municipal Cash Trust
Institutional Service Shares

Federated Master Trust

Federated Short-Term U.S. Government Trust

Federated Tax-Free Trust

Florida Municipal Cash Trust
Cash II Shares
Institutional Shares

Georgia Municipal Cash Trust

Government Obligations Fund
Institutional Shares
Institutional Service Shares

Government Obligations Tax Managed Fund
Institutional Shares
Institutional Service Shares

Liberty U.S. Government Money Market Trust
Class A Shares
Class B Shares

Liquid Cash Trust

Maryland Municipal Cash Trust

Massachusetts Municipal Cash Trust
Boston 1784 Funds Shares
Institutional Service Shares

Michigan Municipal Cash Trust
Institutional Service Shares
Institutional Shares

Minnesota Municipal Cash Trust
Cash Series Shares
Institutional Shares

Money Market Management

Money Market Trust

Municipal Obligations Fund
Institutional Capital Shares
Institutional Service Shares
Institutional Shares

New Jersey Municipal Cash Trust
Institutional Service Shares
Institutional Shares

New York Municipal Cash Trust
Cash II Shares
Institutional Service Shares

North Carolina Municipal Cash Trust

Ohio Municipal Cash Trust
Cash II Shares
Institutional Service Shares
Institutional Shares

Pennsylvania Municipal Cash Trust
Cash Series Shares
Institutional Service Shares
Institutional Shares

Prime Cash Obligations Fund
Institutional Capital Shares
Institutional Service Shares
Institutional Shares

Prime Obligations Fund
Institutional Shares
Institutional Service Shares

Prime Value Obligations Fund
Institutional Capital Shares
Institutional Service Shares
Institutional Shares

Tax-Free Instruments Trust
Institutional Service Shares
Investment Shares

Tax-Free Obligations Fund
Institutional Shares
Institutional Service Shares

Tennessee Municipal Cash Trust
Institutional Service Shares
Institutional Shares

Treasury Obligations Fund
Institutional Shares
Institutional Service Shares
Institutional Capital Shares

Trust for Government Cash Reserves

Trust for Short-Term U.S. Government Securities

Trust for U.S. Treasury Obligations

U.S. Treasury Cash Reserves
Institutional Service Shares
Institutional Shares

Virginia Municipal Cash Trust
Institutional Service Shares
Institutional Shares


	The establishment and designation of any series or class of shares in addition to those established and designated above shall be effective upon the execution by a majority of the then Trustees, without the need for Shareholder approval, of an amendment tot his Declaration of Trust, taking the form of a complete restatement or otherwise, setting forth such establishment and designation and the relative rights and preferences of any such series or class, or as otherwise provided in such instrument.


       	The undersigned hereby certify that the above-stated Amendment is a true and correct Amendment to the Declaration of Trust, as adopted by the Board of Trustees on the 19th day of May, 1999.


	WITNESS the due execution hereof this 16th day of November, 1999.


/s/ John F. Donahue		/s/ Peter E. Madden
John F. Donahue			Peter E. Madden

/s/ Thomas G. Bigley		/s/ Charles F. Mansfield, Jr.
Thomas G. Bigley		Charles F. Mansfield, Jr.

/s/ John T. Conroy, Jr.		/s/ John E. Murray, Jr.
John T. Conroy, Jr.		John E. Murray, Jr.

/s/ John F. Cunningham		/s/ Marjorie P. Smuts
John F. Cunningham		Marjorie P. Smuts

/s/ Lawrence D. Ellis, M.D.		/s/ John S. Walsh
Lawrence D. Ellis, M.D.		John S. Walsh